As filed with the Securities and Exchange Commission on April 30, 1999.
                              Registration No. 333-
       -----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                                 THERMEDICS INC.
             (Exact name of registrant as specified in its charter)
                                 ---------------

      DELAWARE                                             04-2788806
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                 Identification Number)

                               470 Wildwood Street
                        Woburn, Massachusetts 01888-1799
               (Address of Principal Executive Offices) (Zip Code)


                 THERMEDICS INC. EMPLOYEES EQUITY INCENTIVE PLAN

            THERMEDICS INC. DEFERRED COMPENSATION PLAN FOR DIRECTORS

        THERMO VOLTEK CORP. NONQUALIFIED AND INCENTIVE STOCK OPTION PLAN

                    THERMO VOLTEK CORP. EQUITY INCENTIVE PLAN

                 THERMO VOLTEK CORP. DIRECTORS STOCK OPTION PLAN

      THERMEDICS INC. / THERMO VOLTEK CORP. NONQUALIFIED STOCK OPTION PLAN

                   THERMEDICS INC. DIRECTORS STOCK OPTION PLAN

THERMO ELECTRON CORPORATION / THERMO VOLTEK CORP. NONQUALIFIED STOCK OPTION PLAN

             THERMO ELECTRON CORPORATION DIRECTORS STOCK OPTION PLAN

  THERMO ELECTRON CORPORATION / THERMEDICS INC. NONQUALIFIED STOCK OPTION PLAN

                           (Full Titles of the Plans)

                            Sandra L. Lambert, Clerk
                                 Thermedics Inc.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046
                     (Name and Address of Agent for Service)

                                 (781) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                    Seth H. Hoogasian, Esq., General Counsel
                                 Thermedics Inc.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046

                                 ---------------

                         CALCULATION OF REGISTRATION FEE


Title of                                     Proposed
securities          Amount       Proposed     Maximum              Amount of
to be               to be        Maximum     Aggregate           Registration
registered        registered    Offering     Offering Price         Fee
                                Price Per
                                  Share
Common Stock,
$.10 par          1,294,350     $7.03125     $9,100,898.44        $2,531
value per         shares (1)       (2)            (2)
share


      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and an indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the employee benefit plans described herein to reflect certain changes in the Registrant's capital structure, including stock dividends or stock splits.

(1) The shares registered hereunder are divided among the various plans as set forth in the following table:

      Name of Plan                                          No. of Shares

      Thermedics Inc.
            Employees Equity Incentive Plan                      300,000

      Thermedics Inc. Deferred Compensation Plan                  30,000
            For Directors

      Thermo Voltek Corp. Nonqualified and Incentive             298,300
            Stock Option Plan

      Thermo Voltek Corp. Equity Incentive Plan                  295,500

      Thermo Voltek Corp. Directors Stock Option Plan             15,150

      Thermedics Inc./Thermo Voltek Corp. Nonqualified             5,000
            Stock Option Plan

      Thermedics Inc. Directors Stock Option Plan                  6,750

      Thermo Electron Corporation/Thermo Voltek Corp.             33,150
            Nonqualified Stock Option Plan

      Thermo Electron Corporation Directors Stock                160,500
            Option Plan

      Thermo Electron Corporation/Thermedics Inc.                150,000
            Nonqualified Stock Option Plan


(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The calculation of the proposed maximum aggregate offering price has been based upon (1) the registration hereunder of an aggregate of 1,294,350 shares and (2) the average of the high and low sales prices, $7 3/16 and $6 7/8, respectively, of the Registrant's Common Stock on the American Stock Exchange on April 27, 1999 as reported in the consolidated reporting system.

                                EXPLANATORY NOTE

      With respect to the Thermo Electron Corporation / Thermedics Inc. Nonqualified Stock Option Plan (the "TMO/TMD Plan"), this Registration Statement is filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which a registration statement relating to such employee benefit plan is effective.

      On October 11, 1984, the Company filed an initial registration statement on Form S-8 (Reg. No. 2-93746) to register 83,550 shares of Common Stock reserved for issuance under the TMO/TMD Plan. Giving effect to increases under the TMO/TMD Plan as a result of stock splits, the addition of this Registration Statement brings the total number of shares registered for issuance under the TMO/TMD Plan to 463,312. The contents of the previously filed registration statement relating to the TMO/TMD Plan are incorporated herein by reference except for the items that are set forth below. Pursuant to Instruction E, this Registration Statement contains such information required by Form S-8 that is not otherwise included in the previous registration statement.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I is included in documents sent or given to the respective participants in the plans listed on the cover page of this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Registration Statement, the terms "Registrant" or "Company" refer to Thermedics Inc.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999; and

            (b) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

      All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of Thermo Electron Corporation ("Thermo Electron"), which is the majority stockholder of the Company, is an officer of the Company and Thermo Electron, and owns or has the right to acquire 9,565 shares of Common Stock and 348,828 shares of the common stock, $1.00 par value per share, of Thermo Electron.

Item 6.  Indemnification of Directors and Officers.

      The Massachusetts Business Corporation Law and the Company's Articles of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

      Thermo Electron has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

      The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on this 30th day of April, 1999.

                                 THERMEDICS INC.


                                    By: /s/ John T. Keiser
                                        ---------------------------------------
                                        John T. Keiser
                                        President and
                                        Chief Executive Officer


                                POWER OF ATTORNEY

      Each of the undersigned Directors and Officers of Thermedics Inc. hereby appoints Theo Melas-Kyriazi, Paul F. Kelleher, Kenneth J. Apicerno, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                          Title                         Date


/s/ John T. Keiser            President, Chief Executive    April 30, 1999
-------------------------     Officer and Director
John T. Keiser

/s/ Theo Melas-Kyriazi
-------------------------     Chief Financial Officer       April 30, 1999
Theo Melas-Kyriazi

/s/ Paul F. Kelleher          Chief Accounting Officer      April 30, 1999
-------------------------
Paul F. Kelleher

/s/ John W. Wood Jr.          Chairman of the Board of      April 30, 1999
-------------------------     Directors
John W. Wood Jr.

/s/ T. Anthony Brooks         Director                      April 30, 1999
-------------------------
T. Anthony Brooks

/s/ Peter O. Crisp            Director                      April 30, 1999
-------------------------
Peter O. Crisp


-------------------------     Director                      April 30, 1999
Paul F. Ferrari

/s/ George N. Hatsopoulos     Director                      April 30, 1999
-------------------------
George N. Hatsopoulos

/s/ John N. Hatsopoulos       Director                      April 30, 1999
-------------------------
John N. Hatsopoulos

/s/ Nicholas T. Zervas        Director                      April 30, 1999
-------------------------
Nicholas T. Zervas

EXHIBIT INDEX


Exhibit
Number            Description


5.1               Opinion of Seth H. Hoogasian, Esq.

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Seth H. Hoogasian, Esq.
                  (contained in his opinion filed as
                  Exhibit 5.1).

24                Power of Attorney (see  signature  pages to this  Registration
                  Statement).

                                                                 EXHIBIT 5.1



                                 Thermedics Inc.
                               470 Wildwood Street
                        Woburn, Massachusetts 01888-1799




                                                  April 30, 1999

Thermedics Inc.
470 Wildwood Street
Woburn, Massachusetts 01888-1799


Re:   Registration Statement on Form S-8
      Relating to 1,294,350 Shares of the Common Stock,
      $.10 par value, of Thermedics Inc.

Dear Sirs:

     I am General Counsel to Thermedics Inc., a Massachusetts corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 1,294,350 shares of the Company's Common Stock, $.10 par value per share (the "Shares") subject to the following employee benefit plans (each, a "Plan"): Thermedics Inc. Employees Equity Incentive Plan; Thermedics Inc. Deferred Compensation Plan for Directors; Thermo Voltek Corp. Nonqualified and Incentive Stock Option Plan; Thermo Voltek Corp. Equity Incentive Plan; Thermo Voltek Corp. Directors Stock Option Plan; Thermedics Inc./Thermo Voltek Corp. Nonqualified Stock Option Plan; Thermedics Inc. Directors Stock Option Plan; Thermo Electron Corporation/Thermo Voltek Corp. Nonqualified Stock Option Plan; Thermo Electron Corporation Directors Stock Option Plan; and Thermo Electron Corporation/Thermedics Inc. Nonqualified Stock Option Plan.

      I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

      2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

      3. The Shares, when issued and sold in accordance with the provisions of the applicable Plan, will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,


                                          /s/ Seth H. Hoogasian
                                          Seth H. Hoogasian
                                          General Counsel

                                                                 Exhibit 23.1






                    Consent of Independent Public Accountants
                    -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1999, included or incorporated by reference in Thermedics Inc.'s Annual Report on Form 10-K for the year ended January 2, 1999, and to all references to our Firm included in this Registration Statement.


                                                  ARTHUR ANDERSEN LLP



Boston, Massachusetts
April 28, 1999